Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Wins Proxy Fight with Activist Stockholder

PHILADELPHIA, August 7, 2015 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced that preliminary results from its Annual Stockholders Meeting held earlier today indicate that the company’s stockholders:

•              Re-elected Camille S. Andrews and Brian W. Clymer to the company’s Board of Directors to serve for three-year terms expiring in 2018;

•              Re-approved the company’s 2010 Senior Executive Bonus Plan;

•              Rejected the advisory shareholder proposal recommending that the company’s Board of Directors hire an investment banker to investigate the possibility of a liquidity event; and

•              Approved the advisory shareholder proposal recommending that the company’s Board of Directors rescind the stockholder rights plan.  This proposal is moot as the stockholder rights plan was voluntarily rescinded by the Board in June of this year.

All of the above election results are preliminary and non-certified.  Hill will announce the final certified results and file same with the Securities and Exchange Commission once they have been received by the company from the inspector of elections.

“We are honored and grateful that our stockholders have supported our Board, our management team and the strategic direction of our company during this contested election,” said David L. Richter, Hill’s President and Chief Executive Officer.  “We acknowledge, however, that many of our stockholders have voiced their concerns to us regarding various corporate governance and board independence issues and we plan to continue the constructive dialogue with our stockholders that we have developed over the past few months in order to address and resolve many of these issues going forward,” added Richter.

Hill International, with 4,800 professionals in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the seventh largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(215) 309-7710

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-G)